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                                                                 Exhibit 10.16

                                      LEASE

THIS INSTRUMENT IS A LEASE, dated as of September 22, 1999 in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building known as the Tech 2 Office Building, having an address of 55 Hammarlund Way, Middletown, Rhode Island 02840 (the "Building"). The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I
                             BASIC LEASE PROVISIONS

1.1 INTRODUCTION. The following terms and provisions in this Article I set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed:

1.2  LANDLORD AND TENANT.

Landlord: Midview, LLC

Landlord's Original Address:        c/o Nordblom Management Co., Inc.
                                    31 Third Avenue
                                    Burlington, MA 0 1803

Tenant: Cytation.com, Incorporated, a New York corporation

Tenant's Original Address:          809 Aquidneck Avenue
                                    Middletown, RI 02842

1.3  BASIC DATA.

Basic Rent: On an annual, monthly and per square foot basis, the basic rent shall be as follows:


                  Annual Rent           Monthly Rent          Per Square Foot
-------------------------------------------------------------------------------
Months 1-3        $        -0-          $       -0-           $      -0-
Months 4-15         122,325.00            10,193.75                10.50
Months 16-27        125,237.50            10,436.46                10.75
Months 28-39        128,150.00            10,679.17                11.00
Months 40-51        131,062.50            10,921-88                11.25
Months 52-63        133,975.00            11,164.58                11.50
-------------------------------------------------------------------------------


Base Operating Expenses: The Operating Expenses for the calendar year 1999.



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Base Utility Expenses: The Utility Expenses for the calendar year 1999 (which do not include electricity supplied to those portions of the Building leased or intended to be leased to tenants).

Base Taxes: The real estate taxes assessed to the Property as of December 31, 1998 and due in calendar year 1999, as they may be reduced by the amount of any abatement (plus any cost incurred in obtaining any abatement).

Building Rentable Area: 45,048 rentable square feet

Business Days: All days except Saturdays, Sundays, New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday).

Commencement Date: As defined in Section 4.1.

Escalation Charges: Collectively, Tenant's obligations on account of Taxes, Operating Expenses and Utility Expenses.

Escalation Factor: 26%.

Initial Term: Five (5) years and three (3) months commencing on the Commencement Date and expiring at the close of the business day on November 30, 2004.

Initial Public Liability Insurance: $1,000,000 per person; $3,000,000 per occurrence (combined single limit for property damage, bodily injury or death).

Manager: Nordblom Management Co., Inc., 31 Third Avenue, Burlington, MA 01803

Operating Expenses: As set forth in Section 9.1 and Exhibit C.

Operating Year: As defined in Section 9.1.

Permitted Use: General office.

Premises: A portion of the Building as shown in cross hatching on Exhibit A annexed hereto and located on the second floor of the Building.

Premises Rentable Area: Approximately 11,650 square feet located on the second floor of the Building as shown on Exhibit A attached hereto.

Property: The Building and the parcel of land on which it is located (including adjacent sidewalks).

Security Deposit: $33,493.74, subject to the terms of Section 14.17.



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Term of this Lease: The Initial Term as defined above and any extension thereof in accordance with the provisions of this Lease.

Utility Expenses: As defined in Section 9.1.

1.4 EXHIBITS: The following Exhibits are annexed to this Lease and incorporated herein by this reference:

     Exhibit A - Plan Showing Premises
     Exhibit B - Operating Expenses
     Exhibit C - Rules and Regulations


                                   ARTICLE II

                         PREMISES AND APPURTENANT RIGHTS

2.1 LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

2.2 APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, public or common lobbies, hallways, stairways and elevators and common walkways necessary for access to the Building, existing common conduits and risers for computer, telephone and telecommunications purposes,and, if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but Tenant shall have no other appurtenant rights and all such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

     (b) Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows, except the inner surfaces thereof, but the entry doors (and related glass and finish work) to the Premises are a part thereof, and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) interior storm windows, subcontrol devices (by way of illustration, an electric sub panel, etc.), utility lines, pipes, equipment and the like, in, over and upon the Premises. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls as may be installed by Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls.

     (c) Tenant shall have, as appurtenant to the Premises, the non-exclusive night to use, and permit its invitees to use in common with others, the parking areas located on the Property;


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provided, however, that such use of the parking areas by Tenant or its invitees shall not exceed sixty (60) parking spaces at any given time. The use of such parking area shall be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time-to-time parking areas and facilities so to be used.


                                   ARTICLE III

                                   BASIC RENT

3.1 PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement (except as provided in Article 12. 1), deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord's Original Address, or at such other place as Landlord shall from time-to-time designate by notice to Tenant. Until another designation is given, Basic Rent and all other charges for which provision is herein made shall be paid by remittance payable to the Manager and addressed to the Manager, at 31 Third Avenue, Burlington, MA 01803 Attention: Accounts Receivable, and all remittances so received as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord. In the event that any installment of Basic Rent is not paid within five (5) days of when due, Tenant shall pay, in addition to any other charges due under this Lease, at Landlord's request an administrative fee equal to 5% of the overdue payment.

     (b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

     (c) At the time of execution of this Lease, Tenant shall pay the first month's Basic Rent, which shall be held by Landlord as advance rental and security, and which shall be forfeited, without limitation of other remedies, in the event of any Default by Tenant occurring prior to the Commencement Date. If no such default occurs, then such payment shall be applied by Landlord against the Basic Rent for the first month of the Lease term.


                                   ARTICLE IV


                    COMMENCEMENT; EARLY ACCESS AND CONDITION



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4.1  COMMENCEMENT DATE. The Commencement Date shall be the later of (a) October
1, 1999, or (b) the date on which Landlord substantially completes the Landlord's work described in Section 5.5, or would have substantially completed the same, if not for one or more delays caused by Tenant, its agents, employees or contractors.

4.2 EARLY ACCESS. Tenant and its contractors shall have access to the Premises prior to the Commencement Date for purposes of performing alterations as provided for in this Lease, installing wiring and equipment, and furnishing the Premises. Notwithstanding the foregoing, Tenant shall not have access to the Premises until Tenant furnishes to Landlord the Security Deposit described in
Section 14.17 and all insurance documents required hereunder. Tenant's access to the Premises prior to the Commencement Date shall be subject to the terms and conditions of this Lease, except that Tenant shall not be required to pay rent or any additional charges provided for herein.

4.3 CONDITION OF PREMISES. Except as otherwise set forth in this Lease, the Premises are being leased in "as-is" condition, without warranty or representation by Landlord. Tenant acknowledges that it has inspected the Premises and common areas of the Building and has found the same to be satisfactory.

                                    ARTICLE V

                      USE OF PREMISES; SIGNAGE; ALTERATIONS

5.1 PERMITTED USE. Tenant agrees to conform to the following provisions during the Term of this Lease:

     (a) Tenant shall continuously throughout the Term of this Lease occupy the Premises for the Permitted Use and for no other purposes.

     (b) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations.

     (c) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause offensive odors or loud noise or constitute a nuisance or menace to any other tenant or other persons in the Building.

     (d) Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with rules and regulations established by Landlord therefor.

5.2 SIGNAGE. Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisements or the like visible to public view outside of the Premises without the prior written consent of the Landlord. Landlord will not unreasonably withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by Landlord and Tenant has submitted a sketch


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of the sign to be placed on such entry doors. Tenant's name shall be listed in the Building directory in the lobby and on any exterior signage for the Building at no cost to Tenant. Said listings shall be consistent with Building Standards as adopted by Landlord.

5.3 ALTERATIONS BY TENANT. Tenant shall make no alterations or improvements in or to the Premises without Landlord's prior written consent. Any such alterations, additions or improvements shall (i) be in accordance with complete plans and specifications submitted by Tenant and approved in advance by Landlord; (ii) be performed in a good and workmanlike manner and in compliance with all applicable laws, regulations, codes, ordinances and directives of any governmental agencies; including without limitation, the Americans with Disabilities Act, as that term is hereinafter defined, (iii) be performed and completed in the manner required in this Article V; (iv) be performed at such times as Landlord may from time to time designate; and (v) become part of the Premises and the Property of Landlord upon the expiration or sooner termination of this Lease.

5.4 PREPARATION OF THE PREMISES. Tenant shall exercise all reasonable efforts to complete the work necessary to prepare the Premises for Tenant's occupancy in accordance with Landlord's building standards and the terms and conditions of this Article V.

5.5 LANDLORD'S WORK. Landlord shall paint and carpet the Premises at Landlord's expense. Landlord shall use reasonable efforts to complete such work prior to the Commencement Date. Tenant shall be permitted to make such paint and carpet selections as are available within building standards.

5.6 All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building, caused by such removal.

5.7 Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's, materialman's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises, Building or Property. Whenever and as often as any such lien shall have been filed against the Premises based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such actions by bonding, deposit or payment as will remove or satisfy the lien.

5.8 All of the Tenant's alterations, improvements and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not damage the Property or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by a contractors selected by Landlord or, at Landlord's election, by contractors first approved by Landlord. Installation and moving of furnishings, equipment and the like shall be performed only with labor compatible with that being employed by Landlord for work in or to the Building and


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Tenant shall not employ or pen-nit the use of any labor or otherwise take any personnel providing services in the Building. Tenant, before its work is s , tarted shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them, and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than a combined single limit of Two Million and No/100ths Dollars ($2,000,000.00) (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and immediately to discharge any such liens which may so attach and, at the request of Landlord to deliver to Landlord security satisfactory to Landlord against liens arising out of the furnishing of such labor and material. Upon completion of any work done on the Premises by Tenant, its agents, employees, or independent contractors, Tenant shall promptly deliver to Landlord original lien releases and waivers executed by each contractor, subcontractor, supplier, materialman, architect, engineer or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights against the Property in connection with such work are unconditionally released and waived. Tenant shall deliver such releases to Landlord with a certification by Tenant to the effect that all releases and waivers required by the preceding sentence are being delivered with the certification. Tenant shall pay within fourteen (14) days after being billed therefor by Landlord, as an additional charge hereunder, one hundred percent (100%) of any increase in real estate taxes on the Property not otherwise billed to Tenant which shall, at any time after commencement of the Tenn, result from any alteration, addition or improvement to the Premises made by or on behalf of Tenant (including Tenant's original installation and Tenant's subsequent alterations, additions, substitutions and improvements).


                                   ARTICLE VI

                            ASSIGNMENT AND SUBLETTING

6.1 Tenant covenants and. agrees that whether voluntarily, involuntarily, by operation of law or other-wise, neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred without Landlord's prior written consent, which consent will not be unreasonably withheld, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting. It shall be reasonable for Landlord to condition its consent on any assignment on the requirement that, based on certified financial statements or


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other financial information reasonably requested by Landlord, any proposed assignee shall, in Landlord's sole discretion, be of financial solvency to make payments under this Lease and otherwise comply with its terms.

6.2 The provisions of Section 6.1 shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests, or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease; but such provisions shall not apply to transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment or subletting.

6.3 If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of the original named Tenant from the further performance by the original named Tenant hereunder. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No assignment or subletting, or occupancy shall affect the Permitted Uses.

6.4 If this Lease is assigned, or if any portion of the Premises is sublet, then all money or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceeds, in the aggregate, (a) the total sums which Tenant is obligated to pay Landlord under this lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (b) any reasonable expenses incurred by Tenant in connection with the assignment or sublease including without limitation, brokerage commissions, legal expenses, costs of alterations and improvements and reasonable rent concessions, shall be paid to Landlord in monthly installments as additional rent under this Lease, without affecting or reducing any other obligations of Tenant hereunder. For purposes of making the calculation described in the preceding sentence, the expenses incurred by Tenant shall be amortized on a straight line basis over the remaining term of the Lease (in the case of an assignment) or over the term of the sublease (in the case of a sublease).

                                   ARTICLE VII

             RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES;
                      SERVICES TO BE FURNISHED BY LANDLORD


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7.1  LANDLORD'S REPAIRS. (a) Except as otherwise provided in this Lease,
Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass and structure of the Building (including plumbing, HVAC and other mechanical systems for the common areas of the Building, and electrical systems installed by Landlord, but excluding any systems installed specifically for Tenant's benefit), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the condition of glass in the Premises or for the doors (or related glass and finish work) leading to the Premises, or for any condition in the Premises or the Building caused by any act or neglect of Tenant, its agents, employees, invitees or contractors. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section
7.1 provided, unless expressly provided otherwise in this Lease.

     (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

     (c) Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option be furnished from time to time, in whole or in part, by employees of Landlord or by the Manager of the Property or by one or more third persons.

7.2 TENANT'S AGREEMENT. (a) Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the ternis of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the Tenn, in such condition. Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all governmental laws, regulations, codes and ordinances from time to time in effect and all directives, rules and regulations of the proper officers of governmental agencies having jurisdiction, and shall, at Tenant's own expense, obtain all permits, licenses and the like required by applicable law. Notwithstanding the foregoing or the provisions of
Article XII, Tenant shall be responsible for the cost of repairs which may be necessary by reason of damage to the Building caused by any act or neglect of Tenant or its agents, employees, contractors or invitees (including any damage by fire or any other casualty arising therefrom, but only to the extent not covered by insurances). Tenant shall procure and pay for janitorial services within the Premises, or shall reimburse Landlord on demand in the event Landlord procures such services and pays the costs thereof.

     (b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 14.18 being applicable to the costs thereof) and shall not be responsible to


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Tenant for any loss or damage that may accrue to Tenant's property or business by reason thereof. Notwithstanding the foregoing, Landlord may elect to take action hereunder immediately and without notice to Tenant if Landlord reasonably believes an emergency to exist.

7.3 FLOOR LOAD - HEAVY MACHINERY. (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the night to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient. in Landlord's Judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

     (b) If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnity and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4 MAINTENANCE. Tenant shall maintain the Premises in a clean condition in accordance with reasonable standards of cleanliness. Tenant shall also be responsible for replacing light bulbs in the Premises, and performing all maintenance within the Premises other than that which is expressly allocated to Landlord in this Lease.

7.5 BUILDING SERVICES. (a) Landlord shall, on Business Days from 8:00 a.m. to 5:30 p.m., furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 125 square feet of Premises Rentable Area and an electrical load not exceeding two watts per square foot of Premises Rentable Area; provided, however, that Tenant shall pay the cost of all electricity used in connection with such heating and cooling. If Tenant shall require air conditioning, heating or ventilation outside of the hours and days above specified then, unless electricity is metered solely and directly to Tenant, Landlord may furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect. In the event Tenant introduces to the Premises personnel or equipment which overloads the capacity of any of the Building systems or in any other way interferes with the ability of such systems to perform adequately their proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense.

     (b) Landlord shall also provide:

     (i) Passenger elevator service from the existing passenger elevator system, if any, in


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          common with Landlord and other tenants in the Building;

     (ii) At Tenant's expense, hot water for lavatory purposes and cold water (at temperatures supplied by the Town of Middletown) for drinking, lavatory and toilet purposes. Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Landlord shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, at the rate imposed upon the Landlord by the Town of Middletown, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge;

    (iii) Access to the Premises on Business Days twenty-four hours per day, subject to reasonable security restrictions and restrictions based on emergency conditions and all other applicable provisions of this Lease; and

     (iv) Removal of snow from the parking areas, common sidewalks located on the Property and the entrances to the Building.

     (v)  Landscaping services to the Property.

     (c) Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewer service, electrical current and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord desirable or necessary, or when prevented from supplying a such services or use by strikes, lockouts, difficulty in obtaining materials, accidents or any other cause beyond Landlord's control, or by laws, orders or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power. No diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Failure or omission on the part of Landlord to furnish any of the foregoing services or use shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease; provided, however, that Landlord agrees to take reasonable steps to diminish the effect of any interruption, curtailment, suspension or stoppage in the furnishing of such services. Notwithstanding anything contained in this Lease to the contrary, in the event that, through no fault of Tenant, its agents, employees, invitees or contractors, the Landlord fails to or is unable to fulfill any of its obligations under this Lease or furnish services or utilities to the Premises such that Tenant is materially unable to use the Premises (or a portion thereof) for the conduct of its


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



business for a period longer than 7 consecutive days, Basic Rent and Escalation Charges shall abate in proportion to and to the extent of such material interference and such unusable portion.

7.6 ELECTRICITY. (a) Tenant shall purchase and receive electric current for the Premises directly from the public utility corporation serving the Building and Landlord shall permit Landlord's existing wires, risers, conduits and other electrical equipment of Landlord to be used for such purpose. Tenant covenants and agrees that its use of electric current shall not, unless metered solely and directly to Tenant, exceed two (2) watts per square foot of Premises Rentable Area and its total connected load will in no event exceed the maximum load from time to time permitted by applicable governmental regulations. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if during the Term of this Lease, either the quantity or character of electric current is chan-ed or electric current is no longer available or suitable for Tenant's requirements due to a factor or cause beyond Landlord's control. Landlord, at Tenant's expense, shall purchase and install all lamps, tubes, bulbs, starters and ballasts. Tenant shall pay all charges for electricity used or consumed in the Premises, including without limitation, any and all electricity charges relating to the heating, ventilating and air conditioning of the Premises. Landlord shall bear the cost of installation, repair and maintenance of any electric meter to be used or installed in the Premises.

     (b) In order to insure that the foregoing requirements are not exceeded and to avert possible adverse affect on the Building's electrical system, Tenant shall not, without Landlord's prior consent, connect any fixtures, appliances or equipment to the Building's electrical distribution system other than typewriters, computers, word processors, photocopiers, and other similar customary office equipment without the prior written consent of the Landlord. From time to time during the Term of this Lease, Landlord shall have the right to have an electrical consultant selected by Landlord make a survey of Tenant's electric usage, the result of which shall be conclusive and binding upon Landlord and Tenant. In the event that such survey shows that Tenant has exceeded the requirements set forth in paragraph (a), in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the costs of such survey.


                                  ARTICLE VIII


                                REAL ESTATE TAXES

8.1 PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES. (a) For the purposes of this Article, the term "Tax Year" shall mean the calendar year 2000 and each calendar year thereafter commencing during the Term of this Lease; and the term "Taxes" shall mean real estate taxes assessed with respect to the Property for any Tax Year, but specifically excluding income, franchise, inheritance, estate, transfer and conveyance taxes, and any penalties or interest assessed by reason of Landlord's failure to pay taxes when due.

     (b) In the event that, for any reason, Taxes shall be greater during any Tax Year than

Base Taxes at any time during the Term, including any extended term, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Taxes over Base Taxes, multiplied by (ii) the Escalation Factor, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

     (c) Estimated payments by Tenant on account of Taxes shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due a sum equal to Tenant's required payments, as estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord. Landlord shall have the same rights and remedies for the non-payment by Tenant of any payments due on account of Taxes as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

8.2 ALTERNATE TAXES. (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or in part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord relating to the Property (other than income, franchise, inheritance, estate, transfer or conveyance taxes), Tenant agrees that Tenant shall pay a proportionate share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided, to the end that Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

     (b) If a tax (other than Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.



                                   ARTICLE IX


                               OPERATING EXPENSES

9.1 DEFINITIONS. For the purposes of this Article, the following terms shall have the following respective meanings:

     (a) Operating Year: The calendar year 2000, and each calendar year thereafter in which any part of the Term of this Lease shall fall, including any extended term.

     (b) Operating Expenses: The aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property (but specifically excluding Utility Expenses) all as set forth in Exhibit B annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the services being supplied hereunder, actual Operating Expenses incurred shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Year.

     (c) Utility Expenses: The aggregate costs or expenses reasonably incurred by Landlord with respect to supplying electricity (other than electricity supplied to those portions of the Building leased to tenants), oil, steam, gas, water and sewer and other utilities supplied to the Property and not paid for directly by tenants, provided that, if during any portion of the Operating Year for which Utility Expenses are being computed, less than all Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the utilities being supplied hereunder, actual utility expenses incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the estimated Utility Expenses that would have been incurred if the Building were fully occupied for such Year and such utilities were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, he deemed to be the Utility Expenses for such Year.

9.2 TENANT'S PAYMENTS. (a) In the event that for any Operating Year Operating Expenses shall exceed Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) such excess Operating Expenses multiplied by (ii) the Escalation Factor, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease, including any extended term, ends.

     (b) In the event that for any Operating Year Utility Expenses shall exceed Base Utility Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) such excess Utility Expenses multiplied by (ii) the Escalation Factor, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease, including any extended term, ends.

     (c) Estimated payments by Tenant on account of Operating Expenses and Utility Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payments, as estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses and Utility Expenses for such Operation Year. After the end of each Operating Year,

Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses and Utility Expenses for such Year and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Year by Tenant exceed Tenant's required payment on account thereof for such Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses and Utility Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord), but, if the required payments on account thereof for such Year are greater than the estimated payments (if any) theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses and Utility Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

     (d) Tenant shall have the right to cause Landlord's determination of any of the Escalation Charges to be audited by an auditor reasonably acceptable to Landlord. The determination by such auditor shall be prima facie evidence of the proper amount of such Escalation Charges. If such audit shall indicate that Landlord's determination of any of the foregoing is (1) overstated, or (ii) understated, then in the case of (i) Landlord shall credit the difference against monthly installments of Basic Rent or Escalation Charges next thereafter coming due (or refund the difference if the Lease Term has ended and Tenant has no further obligation to Landlord), or in the case of (ii) Tenant shall pay to Landlord the amount of such excess. The cost of such audit shall be paid for by Tenant unless such audit shall indicate a total overstatement of more than 5%, in which case the cost of such audit shall be paid for by Landlord. Landlord's obligation under this Paragraph shall survive the expiration of the Lease Term or earlier termination of this Lease.


                                    ARTICLE X

                    INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1 TENANT'S INDEMNITY. To the maximum extent this agreement may be made effective according to law, Tenant agrees to defend, indemnify and save harmless Landlord from and against all claims, loss, liability, costs and damages of this whatever nature arising from any default by Tenant under this Lease and to the extent not due to the fault of Landlord or those acting by or under Landlord, the following: (a) from any accident, injury, death or damage whatsoever to any person, or to the property of any person, occurring in the Premises; (ii) from any accident, injury, death or damage occurring outside of the Premises but on the Property, where such accident, damage or injury results from an act or omission on the part of Tenant or Tenant's agents, employees, invitees or independent contractors; or (Iii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created by Tenant in or about the Premises; and, in any case, occurring after the date of this Lease, until the end of the Term of this Lease, and thereafter so long as Tenant is in occupancy of the Premises. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in, or in connection with, any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels. The provisions of this Section 10.1 shall survive the expiration or any earlier termination of this Lease.

10.2 PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Landlord, Manager (and such other persons as are in privity of estate with Landlord as may be set out in notice from time to time) and Tenant are named as insured parties, and under which the insurer agrees to defend, indemnify and hold Landlord, Manager, and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10. 1. Each such policy shall be non-cancellable and non-amendable with respect to Landlord, Manager, and Landlord's said designees without thirty (30) days, prior notice to Landlord and shall be in at least the amount of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time reasonably request, and a duplicate original or certificate thereof shall be delivered to Landlord.

10.3 TENANT'S RISK. To the maximum extent this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant's own risk; and Landlord shall have no responsibility or liability for any loss of or damage to Tenant's Removable Property or for any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is permitted by this Lease or required by law to make in or to any portion of the Premises or other sections of the Property, or in or to the fixtures, equipment or appurtenances thereof. Tenant shall carry "all-risk" property insurance on a "replacement cost" basis (including, so-called improvements and betterments), and provide a waiver of subrogation as required in Section 14.20. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of the-Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4 INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise. The provisions of this Section 10.4 shall survive the expiration or any earlier termination of this Lease.

10.5 LANDLORD'S INSURANCE. Landlord shall carry at all times during the term of the Lease with respect to the Building and the Property, insurance against loss or damage from fire and other casualties ordinarily included in a standard extended coverage or "all risks" endorsement. Such insurance shall be in an amount equal to at least the replacement value of said Building, issued by companies qualified to do business in the State of Rhode Island, and shall provide a waiver of subrogation as required in section 14-20.


                                   ARTICLE XI


                          LANDLORD'S ACCESS TO PREMISES

Landlord shall upon reasonable prior notice (except in an emergency) have the right to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property.


                                   ARTICLE XII

                           FIRE, EMINENT DOMAIN, ETC.

ABATEMENT OF RENT. If the Premises shall be damaged by fire or casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is material interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

LANDLORD'S RIGHTS OF TERMINATION. If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time the repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within 60 days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

RESTORATION. If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant) to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds available therefor. If for any reason, such restoration shall not be substantially completed within four (4) months after the casualty or the effective date of taking, (which four-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control, but in no event for more than an additional two months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration.

12.4 AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from, at its sole cost and expense, prosecuting a separate condemnation proceeding with respect to a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.


                                  ARTICLE XIII


                                     DEFAULT

13.1 TENANT'S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall. occur and be continuing:

     (i) Tenant shall fail to pay the Basic Rent, Escalation Charges or other sums payable as additional charges hereunder within five (5) days after written notice; provided, however, that no such notice shall be required upon the second such failure within any 365 day period; or

     (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed, or Tenant shall desert or abandon the Premises or the Premises shall become, or appear to have become vacant (regardless whether the keys shall have been surrendered or the rent and all other sums due shall have been paid), and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

     (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

     (iv) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law-or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

     (v) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant), trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive);

     then, (1) if such Default of Tenant shall occur prior to the Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate, and (2) if such Default of Tenant shall occur and be continuing after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, and thereupon this Lease shall come to an end as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

     (b) If this Lease shall be terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by summary proceedings, ejectment or otherwise in accordance with applicable law, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

     (c) In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to

Landlord, as liquidated current damages, the Basic Rent, Escalation Charges and other sums which would he payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commission, legal expenses, attorneys, fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

     (d) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes, Utility Expenses and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what would be the then unexpired Term of this Lease if the same had remained in effect, over the then fair net rental value of the Premises for the same period.

     (e) In the case of any Default by Tenant, re-entry, expiration and dispossession by summary proceeding or otherwise, Landlord may (i) re-let the Premises or any part or part thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period, which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and
(ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid, Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

     (f) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled to lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

     (g) All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

13.2 LANDLORD'S DEFAULT. Landlord shall in no event be in default of the performance of any of Landlord's obligations hereunder unless and until Landlord shall have unreasonably failed to perform such obligation within a period of time reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.





                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

14.1 HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder. The Landlord confirms that the use of propane gas as described herein will not be considered an extra hazardous use; provided that tenant uses such propane gas in accordance with all applicable federal, state and local laws.

14.2 WAIVER. (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of any other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

      (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof without hindrance or ejection by any persons lawfully claiming, under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4 LANDLORD'S LIABILITY (a) Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

     (b) With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing because of a strike, lockout or other labor troubles, breakdown, accident, fire or other casualty, an order or regulation of or by any governmental authority, failure of supply, or inability by the exercise of reasonable diligence to obtain fuel, supplies, parts or labor necessary to famish such services, war or other national emergency, or for any other cause which is beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant; nor shall any such failure give rise to any claim in Tenant's favor that Tenant has been evicted, either constructively or actually, partially or wholly.

     (c) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

     (d) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

14.5 NOTICE TO MORTGAGEE OR GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord.

14.6 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the bolder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such bolder's mortgage and the taking of possession of the Premises.

     (b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subordinate to the lease to such purchaser provided that lessor-buyer recognizes Tenant's rights under this Lease. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

     (c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of a covenants and obligations hereunder provided, that Landlord's successor agrees to perform and observe the covenants and obligations of Landlord hereunder.

14.7 RULES AND REGULATIONS. Tenant shall abide by rules and regulations from time to time established by Landlord, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants of the Building of similar nature to the Tenant named herein. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the building, or persons having business with them. In the event that there shall be any conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control. The rules and regulations to be in effect as of the Commencement Date are attached hereto as Exhibit C.

14.8 ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums under this Lease designated or payable as an additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

14.10 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.11 RECORDING. Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called notice or memorandum of lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's and Tenant's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12 NOTICES. Whenever, by the terms of this Lease, notices, consents or approvals shall or may by given either to Landlord or to Tenant, such notices, consents or approvals shall be in writing and shall he sent by registered or certified mail, return receipt requested, postage prepaid as follows.

If intended for Landlord, addressed to Landlord at Landlord's Original Address with a copy to:

Dale J. Lois, Esq.
Martin, Lois & Gasparrini
1177 Summer Street
Stamford, CT 06905


(or to such other address as may from time to time hereafter be designated by Landlord by like notice).

If intended for Tenant, addressed to Tenant at Tenant's Original Address until the Commencement Date and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice) with a copy to:

David A. Broadwin, Esq.
Foley, Hoag & Elliot LLP
One Post Office Square
Boston, MA 02110

All such notices shall he effective when deposited in the United States Mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

14.13 WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the revisions hereof.

14.14 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Lease.

14.15 RIGHTS OF MORTGAGEE OR GROUND LESSOR. (a) This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor), Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request. Failure to comply with any such request shall be deemed a Default of Tenant under this Lease.

     (b) Notwithstanding anything to the contrary contained in Section 14.15(a), Tenant shall not be required to subordinate this Lease to any mortgage or ground lease or to the lien of any mortgage, nor shall the subordination provided herein be self-operative, unless the holder of such mortgage or ground lease shall enter into an agreement with Tenant, recordable in form, to the effect that in the event of foreclosure of or similar action taken under such mortgage or termination of such ground lease, this Lease shall not be terminated or disturbed by such mortgageholder or ground lessor or anyone claiming under such mortgageholder or ground lessor, so long as Tenant shall not be in default beyond any applicable grace and cure periods under this Lease. The form of any such agreement shall be the form as required by any such mortgagee or ground lessor. It is agreed and understood that the provisions of this clause (b) shall only be applicable to the rights of the original Tenant named herein and such rights shall not inure to the benefit of, nor be applicable to, any successor or assign of Tenant.

14.16 STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will within ten days after a written request, furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgement that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

14.17 SECURITY DEPOSIT. (a) Landlord acknowledges that it has received $33,493.74 as a security deposit ("the Security Deposit"), as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease.

     (b) Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply all or part of the Security Deposit to Landlord's damages arising from, or to cure, any Default of Tenant. If Landlord shall so apply all or part of the Security Deposit, Tenant shall immediately deposit with Landlord the amount so applied. In the event there is no existing Default of Tenant at such time, Landlord shall promptly return any cash security deposit which it is holding, or so much thereof as shall theretofore not been applied in accordance with the terms of this Section 14.17, to Tenant on the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time. While Landlord holds the Security Deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the Security Deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this Section 14.17, and the return thereof in accordance therewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any cash security deposit delivered to Landlord in connection with this Lease, whether or not it succeeds to the position of Landlord hereunder unless such deposit shall have been received in hand by such holder.

14.18 REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or to do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the prime rate in effect from time to time at the First National Bank of Boston (but in no event less than 18% per annum), as an additional charge. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the prime rate in effect from time to time at the First National Bank of Boston (but in no event less than 18% per annum) from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

14.19 HOLDING OVER. Any holding over by Tenant after the expiration of the Term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to the then fair rental value of the Premises but in no event less twice the sum of (i) Basic Rent and (ii) Escalation Charges in effect on the expiration date. Tenant shall also pay to Landlord all damages, direct and/or indirect (including any loss of a tenant or rental income), sustained by reason of any such holding over.

Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

14.20 WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provision shall not make it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other, and they further mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto.

14.21 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair and restoration. Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord at the time the Landlord shall have given its approval, all alterations and additions made by Tenant and all partitions wholly within the Premises; and shall repair any damage to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

14.22 BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than CB Richard Ellis (the "Broker"), and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by the Broker). Provided this Lease is fully-executed and exchanged between the parties, Landlord shall pay the brokerage commission due to the Broker pursuant to a separate agreement.

14.23 SPECIAL TAXATION PROVISIONS. Tenant agrees to cooperate with Landlord to amend the provisions of this Lease if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code, or regulation issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises or increase Tenant's other obligations under the provisions of this Lease, as so amended and provided further, that no such amendment or amendments shall result in Tenant receiving under the provisions of this Lease less services than it is entitled to receive nor services of a lesser quality.

14.24 HAZARDOUS MATERIALS. Tenant shall not (either with or without negligence) cause or permit the escape, disposal, release or threat of release of any biologically or chemically active or other Hazardous Materials (as said term is hereafter defined) on, in, upon or under the Property or the Premises. Tenant shall not allow the generation, storage, use or disposal of such Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the generation, storage, use and disposal of such Hazardous Materials, nor allow to be brought into the Property any such Hazardous Materials except for use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such Hazardous Materials. Hazardous Materials shall include, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. (33 U.S.C. Sec. 1321) or listed pursuant to 307 of the Federal Water Pollution Control Act (33 U.S.C. Sec. 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 9601 et seq. (42 U.S.C. Sec.
6903), (v) defined as a '.'hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act 42 U.S.C. See. 9601 et seq. (42 U.S.C. Sec. 9601), as amended, or (vi) defined as "oil" or a "hazardous waste", a "hazardous substance", a "hazardous material" or a "toxic material" under any other law, rule or regulation applicable to the Property, including, without limitation, R.I. Gen. Laws Section 23-19.1-4, as amended. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges but only if such requirement applies to the Premises and may be the result of the acts or omissions of Tenant or persons acting under Tenant. In addition, Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises. In all events, Tenant shall indemnify and save Landlord harmless from any release or threat of release or the presence or existence of Hazardous Materials on the Premises occurring while Tenant is in possession, or elsewhere on the Property if caused by Tenant or persons acting under Tenant. The within covenants and indemnity shall survive the expiration or earlier termination of the Tenn of this Lease. Landlord expressly reserves the right to enter the Premises to perform regular inspections.

14.25 REQUIREMENTS OF PUBLIC AUTHORITY. (a) Legal Requirements. Tenant shall, at its own cost and expense, promptly observe and comply with all Legal Requirements (as said term is hereafter defined). Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, that may in any manner arise out of or be imposed on the Landlord or the Property because of the failure of Tenant to comply with the covenants of this
Section 14.26 or any Legal Requirement. As used herein, the term "Legal Requirements" shall mean and include all Federal, State, county and local laws, rules, ordinances, codes, regulations, statutes, administrative orders, by-laws or orders of any governmental agency or authority applicable to, imposed upon or relating to Tenant's use and enjoyment of the Premises by Tenant or anything done on the Property by Tenant or its agents, employees, representatives or contractors, as the same are the responsibility of Tenant under this Lease.

     (b) Contests. Provided that there shall then exist no Default of Tenant, Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of the Tenant, without cost, expense, liability or damage to the Property or to Landlord, the validity or application of any Legal Requirement and, if compliance with any of the terms of any such Legal Requirement may legally be delayed pending the prosecution of any such proceeding, Tenant may delay such compliance therewith until the final determination of such proceeding (but in no event shall such a delay or extend the Commencement Date), provided in each case that: (i) Landlord shall not be subject to civil or criminal, claims, penalty or damages or to prosecution for a crime, nor shall the Property or any equipment and improvements therein or any part thereof be subject to being condemned or vacated, or subject to any lien or encumbrance, by reason of non-compliance or otherwise by reason of such contest;
(ii) before the commencement of such contest, Tenant shall furnish to Landlord the bond of a surety company satisfactory to Landlord, in form and substance satisfactory to Landlord and in an amount equal to one hundred percent (100%) of the cost of such compliance (as estimated by Landlord) and shall indemnify Landlord against the cost of such compliance and any liability resulting from or incurred in connection with such contest or non-compliance (including without limitation, attorneys fees); (iii) such non-compliance or contest shall not constitute or result in any violation of any mortgage or ground lease now or hereafter encumbering the Property, or if any present or future holder of any such mortgage or the lessor's position under any ground lease (a "Land Lessor") shall condition such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (iv) Tenant shall keep Landlord regularly advised as to the status of such proceedings in good faith and shall diligently prosecute same to completion. Landlord shall be deemed subject to prosecution for a crime if Landlord, any present or future holder of any such mortgage, a Land Lessor or any of their officers, directors, partners, shareholders, agents or employees, is charged with a crime of any kind whatever unless such charge is withdrawn five (5) days before such party is required to plead or answer thereto. This Section 14.26 shall survive the expiration or earlier termination of this Lease.

14.26 COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT; LANDLORD'S AND TENANT'S OBLIGATIONS. In any case where it is determined that the Americans with Disabilities Act of 1990, 42 U.S.C. Sec. 12001 et seq., as amended (the "Americans with Disabilities Act"), and any regulations issued pursuant thereto shall be applicable to the Building or the Premises, it is agreed and understood that the costs of work improvements and materials necessary to effect such compliance shall be borne by Landlord or Tenant, as applicable in accordance with the following allocations:

              Location                           Party Responsible for Costs
              --------                           ---------------------------

     Exterior of Premises
     including common areas
     not exclusively used by
     Tenant                                               Landlord

     Premises including common
     areas exclusively used by
     Tenant                                               Tenant

14.27 INDEMNITIES. Wherever in this Lease it is provided that one of the parties hereto (the "Indemnitor") agrees to indemnify the other party hereto (the "Indemnitee"), it is hereby agreed that:

     (a) As soon as reasonably practical after obtaining knowledge of the existence of a claim or demand upon which it may be entitled to indemnification, the Indemnitee shall provide written notice thereof to the Indemnitor, which notice shall state the facts giving rise to the claim or demand for which the indemnity is asserted;

     (b) The Indemnitee shall cooperate in the defense of any such claim or demand (at no cost to the Indemnitee), including making available at reasonable times to the Indemnitor and its counsel the personnel and records of the Indemnitee relevant to such defense; and

     (c) No such action, suit or proceeding shall be settled otherwise compromised without (i) giving the Indemnitee timely notice of such proposed settlement or compromise and (ii) the express written consent of the Indemnitee.

14.28 OPTION TO EXTEND. (a) Provided that Tenant shall have well and faithfully performed in a timely manner all of the terms, covenants and conditions on Tenant's part to be performed under this Lease, Tenant shall have an option to extend the term of this Lease for one additional period of five (5) years (the "Option to Extend"). The Option to Extend shall be exercised only by written notice from Tenant received by Landlord no more than eight (8) months and no less than six (6) months prior to the expiration of the Initial Term ("Notice of Option to Extend"), failing which notice Tenant's right to extend the term of this Lease shall be null and void. The Notice of Option to Extend shall be effective only if given in the timely manner described and provided Tenant is not in default under this Lease beyond applicable grace and cure periods either on the date of the Notice of Option to Extend or on the date of expiration of the Initial Term.. Any extended term of this Lease shall be on the terms and conditions as the Initial Term, except as otherwise expressly provided herein. Once the term of this Lease is duly extended any reference herein to the Term hereof shall mean the term of this Lease as extended (the "Extended Term").

     (b) The Basic Rent as defined in Section 1.2 hereof for the Extended Term of this Lease shall be the then fair market value figure for the Basic Rent for the Premises during any such extended term as determined pursuant to this
Section 14.29(b). Notwithstanding anything to the contrary contained herein, in no event shall the Basic Rent for any given lease year of the Extended Term be less than the Basic Rent for any previous year of the Term as extended. Within ten (10) days of its receipt of the Notice of Option to Extend, Landlord shall deliver Tenant notice (the "Landlord's Rental Notice") of Landlord's estimate of the fair market value for the Basic Rent for the Premises for the Extended Term. If Landlord and Tenant cannot agree on such fair market value within fourteen
(14) days of Tenant's receipt of the Landlord Rental Notice, (the "Landlord's Rental Notice Date"), the parties shall, within twenty-eight (28) days after the Landlord's Rental Notice. Date, select a single appraiser who will determine such fair market value. If the parties cannot agree on a single appraiser, then each party will select an appraiser within said twenty-eight (28) days after the Landlord's Rental Notice Date and such two appraisers will select a third appraiser within seven (7) days of the date of the selection of such two appraisers. The appraisers so selected shall all be members of the Institute of Real Estate Appraisers, and in the case of the third appraiser chosen by the other two appraisers, shall not have acted in any capacity for either Landlord or Tenant within five (5) years of such appraiser's selection. The three appraisers shall render their decision as to their estimate of the fair market value of the Premises and a decision by the majority of the appraisers shall be binding upon Landlord and Tenant. The cost of the foregoing appraisers shall be borne equally by Landlord and Tenant.

14.29 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of Rhode Island, as the same may from time to time exist.

14.30 ADDITIONAL SPACE AND USE OF LOADING DOCK. Landlord shall use reasonable efforts to keep Tenant informed of the availability of the approximately 11,650 square foot space on the north side of the first floor of the Building (the "Additional Space"), with the intention of providing Tenant with an opportunity to make a proposal to lease the Additional Space if Tenant so desires. Until such time as Landlord has leased the Additional Space to Tenant or a third party, Tenant shall be permitted to use the loading dock and receiving area adjacent thereto at no additional charge, but subject to all of the terms and conditions of this Lease as pertain to the Premises.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

     TENANT:                                LANDLORD:
     Cytation.com, Incorporated             Midview, LLC


     By: /s/ Richard A. Fisher              By: /s/ Alexander D. Walker, III
         ----------------------------          --------------------------------
                                                Alexander D. Walker, III
                                                Prospect Manager

     Its Chairman and General Counsel       Its Member
         ----------------------------          --------------------------------
          Hereunto duly authorized              Hereunto duly authorized

                                            By: /s/ Ogden Hunnewell
                                               --------------------------------
                                                Ogden Hunnewell
                                                Nordic Manager

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                                   Exhibit "A"
                                  Second Floor










                                  [Floor Plan]












                                   FLOOR PLATE

                                CB Richard Ellis



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                                    EXHIBIT B

                                    TO LEASE
                     BETWEEN PROSPECT NORDIC, LLC, LANDLORD
                                       AND
                       CYTATION.COM, INCORPORATED, TENANT

                               OPERATING EXPENSES

A.   Without limitation, Operating Expenses shall include:

1. All expenses incurred by Landlord or Landlords agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers -and personnel engaged in supervision of any of the persons mentioned above: provided that, if any such employee, is also employed on other property of Landlord, such compensation shall be suitably allocated by Landlord among the Property and such other properties.

2. The cost of services, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property including, without limitation, fees and assessments, if any, imposed upon Landlord, or charged to the Property, by any governmental agency or authority or other duly authorized private or public entity on account of public safety services, transit, housing, police, fire, sanitation or other services or purported benefits.

3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be allocated by Landlord among the Property and such other properties.

4. Premiums for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgagees in the Providence, Rhode Island area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

5. Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Providence, Rhode Island area for similar properties, but in no event more than five percent (5%) of gross annual income, whether or not actually paid, or where managed by other than Landlord or an affiliate thereof, the


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amounts accrued for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing, enforcing or renewing, leases and for matters not related to the normal administration and operation of the Building

6. If, during the Term of the Lease, Landlord shall made a capital expenditure, the total cost of which is not properly includable in Operating Expenses for the operating Year in which it was made, such expenditure shall not be expensed in the Operating Year in which it was made, but there shall nevertheless be included in Operating Expenses for said Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year an annual charge-off therefor. The annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being. the interest rate then being charged for long-term mortgages, by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure, and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

7. Betterment assessments provided the same are apportioned equally over the longest period permitted by law, and not otherwise included in Taxes.

8. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

     Notwithstanding the foregoing, Operating Expenses shall exclude:

     (1) Payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased;

     (2) Expenses incurred by Landlord in connection with services or other benefits of a type which are not building standard services or benefits provided to tenants generally, but which are provided only to specific tenants;

     (3) Any items to the extent such items are reimbursable to Landlord by Tenant (other than as an Escalation Charge), by other tenants or occupants of the Building, or by any third parties;

     (4) All costs related to the preparation of any portion of the Building for occupancy by a tenant or other occupant;

     (5) Any cost incurred by the negligent acts or omissions of Landlord, its agents and employees;

     (6) Advertising and promotional expenses associated with the marketing of vacant space in the Building;



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     (7)  Costs and expenses incurred by Landlord in connection with the repair of damage to the Building or Property caused by fire or other casualty, insured against hereunder, except for reasonable and customary deductibles;

     (8) The cost of any item for which Landlord is reimbursed through condemnation awards; and

     (9) Costs incurred due to violation by Landlord or any other tenant of the Building of any lease or any laws, rules, regulations or ordinances applicable to the Building.



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                                    EXHIBIT C

                                    TO LEASE
                     BETWEEN PROSPECT NORDIC, LLC, LANDLORD
                                       AND
                       CYTATION-COM, INCORPORATED, TENANT

                              RULES AND REGULATIONS

The following Rules and Regulations constitute a part of the Lease and of the Tenant's obligations thereunder in respect of the Tenant's use and occupancy of the Premises and the Building:

                                I. Building Hours

1.1 The Tenant is advised, for the protection and safety of its personnel, to lock the front doors to the Premises at the end of each working day. Front doors to the Premises also should be locked whenever the Tenant's receptionist leaves the area.

1.2 If the Tenant wishes to remove fixtures or materials from the Premises after 6:00 p.m. or to have work performed after 6:00 p.m., the terms of the Lease shall govern the Tenant's right to such conduct and the Building Management office must be notified in advance in writing.

1.3 If the Tenant's employees plan to work in the Premises on a weekend or holiday, Tenant shall be responsible for locking the door to the main lobby.

                      II. Elevators, Deliveries and Parking

2.1 If the Tenant expects delivery of any bulky material, the Tenant shall install elevator pads in the elevator to protect the same and shall take care not to exceed the capacity thereof. Elevators shall be available for deliveries at all times.

2.2 All hand trucks used for deliveries must be equipped with rubber bumpers and tires.

2.3 The Building loading dock may be used only for deliveries. No vehicles are allowed to stand or park in this area after unloading nor are vehicles allowed to park at the loading dock for service calls. The Tenant shall advise its vendors and suppliers of this rule. Any vehicle abusing these loading dock privileges are subject to being towed at the owner's expense.

                III. General Use of the Building and the Premises

3.1 The Tenant is not permitted to place or store property on the sidewalks, passageways, parking areas or courtyards adjacent to the Building or in the elevators, vestibules, stairways, or corridors (except as may be necessary for brief periods during deliveries).

3.2 No animals may be brought into or kept in or about the Building or the Premises.


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3.3  Rubbish, rags, sweepings, acid and any and all harmful or damaging substances may not be deposited in the lavatories or in the janitor closets. The Tenant shall make arrangements with the building management office for disposal of any unusual trash.

3.4 If the Tenant's use of the Premises beyond normal office uses results in the imposition of special or additional requirements for heating or air conditioning facilities, the Tenant shall pay the reasonable cost of providing such additional facilities or service.

3.5 Canvassing, soliciting or peddling in the Building is prohibited, and the Tenant shall cooperate to prevent the same.

3.6 Except as permitted by the Lease, Lessee shall not bring or permit to be brought or kept in or on the Premises any inflammable, combustible, corrosive, caustic, poisonous, or explosive substance or cause or permit any noxious odors to permeate or emanate from the Premises, or permit or suffer the Premises to be occupied or used in a manner which is reasonably offensive or objectionable to Lessor or other tenants of the Building by reason of light, radiation, noise, and/or vibration, or interfere in any materially adverse way with other tenant's use of their leased premises in the Building or their business invitees.

3.7 The Tenant shall give immediate notice to the Landlord in case of theft, unauthorized solicitation or accident in the Premises or of defects therein or in any building fixtures or equipment, or of any known emergency in the Building.

3.8 No portion of the Premises or Building shall at any time be used or occupied as sleeping or lodging quarters.

3.9 The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage or stoppage or damage resulting from the violation of the rule shall be borne by the tenant who or whose employees shall have caused it.

3.10 The Tenant shall comply with all traffic, security, safety and other rules and regulations promulgated from time to time by the Landlord in accordance with the Lease, and shall use its unreserved parking spaces in common with all other tenants of the Building.

3.11 The Landlord reserves the right to rescind, add to or amend any rules or regulations, to add new rules or regulations and to waive any rules or regulation all as expressly set forth in the Lease.

                            IV. Repairs and Services

4.1 Repairs, installation, or alterations to the Building or its fixtures shall be subject to the terms of the Lease and, in addition, must be approved and scheduled by the building manager to the extent and in the manner required by the Lease.


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4.2  All requests for work to be done in the Premises by any of the building management staff should be directed to the building manager, building employees are not permitted to perform any work outside their regular duties except upon special instruction from the building manager.

4.3 All schedules for the performance of the Tenants construction and repair work must be coordinated with the building manager to avoid conflicts with various building construction and maintenance schedules. The Tenant must inform the building manager, at least 72 hours before any work is to begin, of the nature of the work, where and when it is to be performed, and the name of the individuals who will supervise the performance of the work. Work may not begin until the requirements of the Lease have been satisfied.

                         V. Floor Load - Heavy Machinery

5.1 The Tenant may not place a load upon any floor in the Premises or Building exceeding the floor load which is allowed by law and which such floor was designed to carry. The Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, all of which shall be so placed as to distribute the weight. The Tenant shall place and maintain its business machines and mechanical equipment in setting sufficient, in the Landlord's judgment, to absorb and prevent vibration, noise and annoyance. The Tenant may not move any safe, heavy machines, heavy equipment, freight, bulky matter or fixtures into or out of the Building without the Landlord's prior consent, which consent may include a requirement to provide insurance, naming the Landlord as an insured, in such amounts as the Landlord may deem reasonable. Notwithstanding the foregoing, proper placement of all such business machines, etc., in the Premises shall be the Landlord's responsibility.

5.2 If any such safe, machinery, equipment, freight and bulky matter or fixtures requires special handling, the Tenant shall employ only persons with proper qualifications to do such work; and all work in connection therewith must comply with applicable laws and regulations. Any such moving shall be at the Tenant's own sole risk and hazard and the Tenant will defend, exonerate, indemnify and save the Landlord harmless against and from any liability, loss, injury, claim, or suit resulting from such moving as set forth in the Lease.

               VI. Electrical System - Energy Conservation - Water

6.1 In order to assure that the Building's electrical standards are not exceeded and to avert possible adverse effect on the Building's electric system, the Tenant may not, without the Landlord's prior consent, connect any fixtures, appliances or equipment to the Building's electrical distribution system other than standard office equipment, such as typewriters, pencil sharpeners, adding machines, hand-held or desk calculators, dictating equipment, office computers and copiers and other equipment used in the normal course of the Tenant's business.

6.2 The Landlord reserves the right to implement policies and procedures it deems, in its reasonable judgment, to be necessary or expedient in order to conserve and/or preserve energy and related services, or to be necessary or required in order to comply with applicable government laws, rules, regulations, codes, orders and standards.


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6.3  The windows of the Building are designed for superior insulation and to reduce glare, Building standard blinds or drapes present an elegant appearance and contribute to the effectiveness of the Building's heating and cooling systems. The Tenant should keep the blinds or drapes closed when windows are exposed to the sun's rays in summer and keep them open when the sun is bright enough to provide warmth during the winter months.

                                VII. Advertising

7.1 Neither the Landlord's name, nor the name of the Building shall be used without the Landlord's consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

                   VIII. Life Safety and Emergency Procedures

8.1 In case of emergency situations such as power failure, water leaks or serious injury, the Tenant should call the building management office immediately. In case of fire or smoke, the Tenant should pull the nearest alarm (located on its floor) and then call the building management office.

                        IX. Hazardous and Prohibited Uses

9.1 Except as provided in the Lease, the Tenant may not use, or permit the use or occupancy of, the Premises, or permit any act or practice to be done or anything to be brought into or kept in or about the Premises or any part thereof: (i) which would violate any of the covenants, agreements, terms, provisions and conditions of the Lease or such other covenants~ agreements, terms, provisions and conditions otherwise applicable to or binding upon the Premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall in any way (a) adversely affect the appearance of the Building as a first-class warehouse and office building, or
(c) cause any offensive odors or loud noises or constitute a nuisance or a menace to any others in or about the Premises.

9.2 Except as provided in the Lease, the Tenant shall not do or permit anything to be done in or upon the Premises or the Building, or bring in anything or keep anything therein, which shall either constitute or generate hazardous chemicals or wastes under applicable law or regulations, or which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises being occupied for uses permitted under the Lease; and if the Tenant shall do any of the foregoing, the Tenant shall promptly pay to Landlord, on demand, any costs or expenses resulting therefrom as provided in the Lease, and any other damages to which the Tenant may be exposed by reason of such action by the Tenant and for which the Tenant is required to pay pursuant to the provisions of the Lease.

     Notwithstanding anything to the contrary contained in these Rules and Regulations, in the event of a conflict between these Rules and Regulations and the Lease, the terms of the Lease shall control.


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